Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of E. R. C. Energy Recovery Corporation (the “Registrant”) on Form 10-Q for the quarter ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, David C. Merrell, President, and Michael C. Brown, Secretary, Treasurer and CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	October 22, 2008	By:	/s/David C. Merrell
David C. Merrell, President and Director

Date:	October 22, 2008	By:	/s/Michael C. Brown
Michael C. Brown, Secretary, Treasurer, CFO and Director